Exhibit 99.1

                  October 17, 2006

                  For media inquiries:                  For financial inquiries:
                  Katherine Taylor                      Don Wilson
                  Investor Relations Manager            Chief Financial Officer
                  815-961-7164                          815-961-2721

               AMCORE FINANCIAL, INC. REPORTS 3RD QUARTER EARNINGS

 (Numbersin Thousands, Except Per Share Data, Income from Continuing Operations)

                          3rd QUARTER 2006   3rd QUARTER 2005   2nd QUARTER 2006
                          ----------------   ----------------   ----------------
       Net Revenues       $         62,310   $         57,655   $         58,786
       Net Income         $         12,505   $         11,706   $         11,434
       Diluted Shares               24,477             25,138             24,758
       Diluted EPS        $           0.51   $           0.47   $           0.46

    ROCKFORD, IL -- AMCORE Financial, Inc. (Nasdaq: AMFI) reported diluted earnings per share from continuing operations of $0.51 for third quarter 2006, a nine percent increase, compared to $0.47 per diluted share in third quarter 2005, and an 11 percent increase from $0.46 in the previous quarter. Net income from continuing operations in the third quarter of 2006 was $12.5 million, a seven percent increase from $11.7 million in the prior-year period, and a nine percent increase from $11.4 million in the previous quarter.

    "Favorable economic conditions in our markets continue to support our growth efforts and are contributing to our revenues," said Kenneth E. Edge, Chairman, President and CEO of AMCORE. "Increased compliance expenditures and debt restructuring costs were more than offset by non-recurring income items during the quarter."

    HIGHLIGHTS
    ----------

          o Average loan balances grew 10 percent, or $351 million, compared to third quarter 2005.

          o Average bank issued deposits were essentially flat compared to third quarter 2005.

          o Average assets increased four percent to $5.4 billion in third quarter 2006 compared to $5.2 billion in third quarter 2005.

          o The net interest margin decreased 15 basis points to 3.33 percent in third quarter 2006 from 3.48 percent in third quarter 2005, and decreased seven basis points compared to second quarter 2006.

          o Non-performing loans increased $4.2 million, or 16 percent, from September 30, 2005 and increased $1.1 million, or four percent, from June 30, 2006. The increase from the prior year was primarily due to the addition of one large commercial real estate credit in second quarter 2006.

          o Net charge-offs decreased $1.5 million or 34 percent when compared to the same period a year ago but increased $374,000 or 15 percent when compared to second quarter 2006.

          o Non-interest income increased 26 percent or $4.3 million, compared to third quarter 2005, and increased 21 percent, or $3.7 million, compared to second quarter 2006. The third quarter 2006 included $2.2 million in dividends from private equity fund investments and a $1.3 million non-taxable net death claim on company-owned life insurance. The third quarter 2005 included a $702,000 mortgage servicing rights impairment valuation reversal.

          o Operating expenses increased 15 percent, or $5.6 million, compared to third quarter 2005, and increased five percent, or $2.2 million, compared to second quarter 2006. The third quarter 2006 included a $2.1 million of expense related to debt extinguishment.

                                                                          1 of 8

      REVENUES
      --------

    Net revenues increased eight percent, or $4.7 million, to $62.3 million in third quarter 2006 from $57.7 million during the same quarter a year ago, and increased six percent, or $3.5 million, from the previous quarter. The third quarter 2006 net revenues included $2.2 million in dividends from private equity fund investments and a $1.3 million net death claim on company-owned life insurance.

    Net interest income increased one percent, or $341,000, to $41.2 million in third quarter 2006 from $40.8 million during the same quarter a year ago, and declined $170,000, compared to the second quarter 2006. The net interest margin decreased 15 basis points to 3.33 percent in third quarter 2006 from 3.48 percent in third quarter 2005, and decreased seven basis points compared to second quarter 2006.

    Average loans grew 10 percent, or $351 million, compared to third quarter 2005 driven by AMCORE's branch expansion in Chicago suburban and Madison area markets and continued positive market conditions. Loan yields rose 104 basis points to 7.68 percent in third quarter 2006 compared to the same period a year ago and were up 20 basis points from second quarter 2006. This is the result of overall loan growth during a period of rising interest rates and a relatively short repricing structure of the loan portfolio.

    Average bank issued deposits totaled $3.4 billion, which were essentially flat compared to a year ago and decreased two percent compared to the previous quarter. The total cost of interest-bearing bank issued deposits increased 107 basis points from third quarter 2005, and 28 basis points from second quarter 2006, primarily from increases in short-term interest rates.

    Total non-interest income increased 26 percent, or $4.3 million, to $21.2 million over the third quarter 2005 and was up $3.7 million, or 21 percent, from second quarter 2006 primarily due to increases in company-owned life insurance income and dividends from private equity fund investments.

    Investment management and trust revenues increased $544,000, or 15 percent, from third quarter 2005 and $212,000, or five percent, from second quarter 2006.

    Deposit-related fees and bankcard fees increased $521,000 and $429,000 or eight percent and 34 percent, respectively, when compared to third quarter 2005 and $326,000 and $175,000 or five percent and 12 percent, respectively, when compared to second quarter 2006.

    Mortgage banking income decreased 55 percent, or $921,000, in third quarter 2006 compared to the same period a year ago, and decreased 28 percent, or $299,000, from second quarter 2006. Third quarter 2005 included a mortgage servicing rights impairment valuation reversal of $702,000.

    Income from company-owned life insurance increased $1.4 million when compared to third quarter 2005, and increased $1.7 million when compared to second quarter 2006 due to increases in cash surrender values and a $1.3 million net death claim.

    Other non-interest income increased $2.3 million from third quarter 2005 and $1.6 million from second quarter 2006. Included in third quarter 2006 was the $2.2 million in dividend income from private equity fund investments.

     OPERATING EXPENSES
     ------------------

    Total operating expenses increased 15 percent, or $5.6 million, compared to third quarter 2005, and increased five percent, or $2.2 million, compared to second quarter 2006. Third quarter 2006 included $2.1 million of expense related to the extinguishment of Federal Home Loan Bank advances, which was primarily a non-cash cost due to the recognition of unamortized mark-to-market adjustments associated with previously terminated hedges. The advances were replaced with other wholesale funding sources.

                                                                          2 of 8

    The remaining increase over the prior-year period was primarily due to increased professional fees related to compliance matters and higher personnel costs, including the effects of branch expansion, additional compliance personnel and the 2006 adoption of a new accounting standard for stock-based compensation expense. The recognition of stock-based compensation expense in third quarter 2006 was $444,000, an increase of $285,000 from the prior year period. Stock-based compensation expense in the second quarter 2006 was $867,000. Professional fees increased $1.7 million, or 164 percent, compared to the same quarter a year ago and increased three percent, or $88,000 from second quarter 2006. The increase from third quarter 2005 was primarily from continued efforts to improve compliance processes, external asset management fees for AMCORE and its customers and the timing of outsourced internal audit fees.

    The efficiency ratio was 68.16 percent in the third quarter of 2006, compared to 63.90 percent for the same period in 2005 and 68.48 percent in the prior quarter.

    INCOME TAXES
    ------------

    Income taxes, as a percentage of pre-tax income from continuing operations, were 26.4 percent in the third quarter 2006, compared to 28.4 percent in the third quarter of 2005 and 29.8 percent in the second quarter of 2006. The decline in percent in the third quarter 2006, compared to the other quarters, was due to a higher proportion of non-taxable income, notably a $1.3 million net death claim.

    OTHER KEY PERFORMANCE RATIOS
    ----------------------------

    Other key ratio improvements include a three basis point increase in return on average assets to 0.92 percent in third quarter 2006 compared to 0.89 percent during the prior-year period and increased six basis points from 0.86 percent in the previous quarter. Return on average equity increased 74 basis points to
12.38 percent in third quarter 2006 compared to 11.64 percent in third quarter 2005 and increased 86 basis points from 11.52 percent in second quarter 2006.

    ASSET QUALITY & LOAN LOSS
    -------------------------

    The percentage of total non-performing assets to total assets was 0.59 percent at September 30, 2006, up from 0.53 percent at September 30, 2005 and
0.57 percent at June 30, 2006. Net charge-offs were $2.8 million, a decrease of $1.5 million from third quarter 2005 and an increase of $374,000 from second quarter 2006. Net charge-offs were 28 basis points of average loans on an annualized basis during third quarter 2006, compared to 47 basis points for third quarter 2005 and 25 basis points for second quarter 2006.

    Provision for loan losses of $2.9 million in third quarter 2006 declined $1.6 million, or 36 percent, from the $4.5 million in third quarter 2005 and increased 27 percent, or $613,000, from second quarter 2006. The decline from the prior year quarter reflected lower net charge-offs, while the increase from second quarter 2005 reflected an increase in net charge-offs.

    BRANCHING UPDATE
    ----------------

    In third quarter 2006, AMCORE opened two full service branches and one limited branch office in the Chicago suburbs of Lombard and Woodridge (limited branch) and the Milwaukee suburb of Wauwatosa. The 28 (net) new branches opened since April 2001 contributed total loans of $1.73 billion and total deposits of $712 million at September 30, 2006. Same-branch contributions from new branches open as of September 30, 2005 were $1.69 billion in loans and $695 million in deposits. AMCORE expects to open two more full service branches in the Chicago area by year-end.

                                                                          3 of 8

    BUY-BACK UPDATE
    ---------------

    During third quarter, 397,000 shares were repurchased at an average price of $29.84, primarily in connection with the Company's stock buy-back program.

    AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.4 billion with 77 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

    This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

    Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations ; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends;
(X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in U.S. generally accepted accounting principles; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems, and (XIX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

    AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the Company's website at www.AMCORE.com.

                                                                          4 of 8

                             AMCORE FINANCIAL, INC.
                         CONSOLIDATED FINANCIAL SUMMARY
                                   (Unaudited)

($ in 000's except per share data)                 3rd Qtr.   2nd Qtr.   1st Qtr.   4th Qtr.   3rd Qtr.     3Q/ 2Q     3Q '06/'05
                   SHARE DATA                        2006       2006       2006       2005       2005     Incr(Decr)   Incr(Decr)
------------------------------------------------   --------   --------   --------   --------   --------   ----------   ----------
Diluted earnings per share:
  Income from continuing operations                $   0.51   $   0.46   $   0.42   $   0.48   $   0.47           11%           9%
  Net income                                       $   0.51   $   0.46   $   0.42   $   0.32   $   0.50           11%           2%
Cash dividends                                     $  0.185   $  0.185   $  0.185   $   0.17   $   0.17            0%           9%
Book value                                         $  16.73   $  16.06   $  16.14   $  16.06   $  16.09            4%           4%
Average diluted shares outstanding                   24,477     24,758     24,956     25,109     25,138           (1)%         (3)%
Ending shares outstanding                            24,277     24,581     24,826     24,811     24,830           (1)%         (2)%

                INCOME STATEMENT
------------------------------------------------
Total Interest Income                              $ 87,525   $ 83,567   $ 79,994   $ 77,061   $ 72,538            5%          21%
Total Interest Expense                               46,375     42,247     38,564     35,443     31,729           10%          46%
                                                   --------   --------   --------   --------   --------   ----------   ----------
Net interest income                                  41,150     41,320     41,430     41,618     40,809           (0)%          1%

Provision for loan losses                             2,863      2,250      2,000      4,730      4,462           27%         (36)%

Non-interest income:
  Investment management and trust income              4,182      3,970      3,665      3,750      3,638            5%          15%
  Service charges on deposits                         6,931      6,605      5,550      6,101      6,410            5%           8%
  Mortgage banking income                               762      1,061      1,232        660      1,683          (28)%        (55)%
  Company owned life insurance income                 2,870      1,149        929      1,468      1,479          150%          94%
  Brokerage commission income                           700        744        881        767        575           (6)%         22%
  Bankcard fee income                                 1,690      1,515      1,357      1,285      1,261           12%          34%
  Gain on sale of loans                                 116        149        161        406        162          (22)%        (28)%
  Net security gain (loss)                                -          -        225        592         (1)           0%        (100)%
  Other                                               3,909      2,273      1,699      3,283      1,639           72%         138%
                                                   --------   --------   --------   --------   --------   ----------   ----------
Total non-interest income                            21,160     17,466     15,699     18,312     16,846           21%          26%

Operating expenses:
  Personnel costs                                    23,274     24,315     25,056     22,239     21,853           (4)%          7%
  Net occupancy and equipment expense                 5,533      4,892      4,885      6,122      5,604           13%          (1)%
  Data processing expense                               674        790        755        660        587          (15)%         15%
  Professional fees                                   2,743      2,655      1,705        932      1,040            3%         164%
  Communication expense                               1,379      1,220      1,258      1,235      1,218           13%          13%
  Advertising and business development                1,789      1,838      1,723      1,638      1,614           (3)%         11%
  Other                                               7,076      4,548      5,008      5,487      4,925           56%          44%
                                                   --------   --------   --------   --------   --------   ----------   ----------
Total operating expenses                             42,468     40,258     40,390     38,313     36,841            5%          15%
                                                   --------   --------   --------   --------   --------   ----------   ----------
Income from continuing operations
 before income taxes                                 16,979     16,278     14,739     16,887     16,352            4%           4%
  Income taxes                                        4,474      4,844      4,280      4,897      4,646           (8)%         (4)%
                                                   --------   --------   --------   --------   --------   ----------   ----------
Income from continuing operations                    12,505     11,434     10,459     11,990     11,706            9%           7%
                                                   --------   --------   --------   --------   --------   ----------   ----------
Discontinued operations:
  (Loss) income from discontinued operations              -        (18)      (113)      (677)     1,476          N/M          N/M
  Income tax (benefit) expense                            -         (7)       (44)     3,162        599          N/M          N/M
                                                   --------   --------   --------   --------   --------   ----------   ----------
  (Loss) income from discontinued operations(1)           -        (11)       (69)    (3,839)       877          N/M          N/M
                                                   --------   --------   --------   --------   --------   ----------   ----------
Net Income                                         $ 12,505   $ 11,423   $ 10,390   $  8,151   $ 12,583            9%          (1)%
                                                   ========   ========   ========   ========   ========   ==========   ==========

                                                                          5 of 8

                                          3rd Qtr.    2nd Qtr.    1st Qtr.    4th Qtr.    3rd Qtr.   Basis Point   Basis Point
         KEY RATIOS AND DATA                2006        2006        2006        2005        2005        Change        Change
--------------------------------------   ---------   ---------   ---------   ---------   ---------   -----------   -----------
Net interest margin (FTE)                     3.33%       3.40%       3.44%       3.48%       3.48%           (7)          (15)

Return on average assets (2)                  0.92%       0.86%       0.79%       0.90%       0.89%            6             3
Return on average equity (2)                 12.38%      11.52%      10.60%      11.89%      11.64%           86            74
Efficiency ratio (2)                         68.16%      68.48%      70.70%      63.93%      63.90%          (32)          426
Equity/assets (end of period)                 7.46%       7.28%       7.49%       7.46%       7.61%           18           (15)

Allowance to loans (end of period)            1.03%       1.05%       1.08%       1.10%       1.11%           (2)           (8)
Allowance to non-accrual loans              140.36%     165.29%     181.28%     187.99%     168.27%          (25)          (28)
Allowance to non-performing loans           134.93%     139.79%     158.69%     134.90%     154.22%           (5)          (19)
Non-accrual loans to loans                    0.73%       0.63%       0.60%       0.58%       0.66%           10             7
Non-performing assets to total assets         0.59%       0.57%       0.49%       0.58%       0.53%            2             6

(in millions)
Total assets under administration        $   2,627   $   2,532   $   2,651   $   2,570   $   4,576             4%          (43)%
Mortgage loans closed                    $     111   $     120   $      80   $     110   $     146            (8)%         (24)%
Mortgage servicing rights, net           $    14.2   $    13.9   $    13.5   $    13.3   $    13.2             2%            8%
Percentage of mortgage loans serviced         0.98%       0.98%       0.91%       0.97%       0.98%            0             0

N/M = not meaningful
(1)  4th Quarter 2005 includes loss on disposal of IMG of $3.814 million
     3rd Quarter 2005 includes gain on sale of Vintage Equity Funds advisory rights of $824,000
(2)  Ratios from continuing operations

                                                                          6 of 8

AMCORE FINANCIAL, INC.
(Unaudited)

($ in 000's)                                   3RD QTR.      2ND QTR.      1ST QTR.      4TH QTR.      3RD QTR.
          AVERAGE BALANCE SHEET                  2006          2006          2006          2005         2005
------------------------------------------   -----------   -----------   -----------   -----------   -----------
ASSETS:
Investment securities                        $ 1,105,999   $ 1,145,757   $ 1,196,106   $ 1,212,248   $ 1,207,262
Short-term investments                             6,005         6,570         8,054        10,869        10,411
Loans held for sale                               27,036        26,420        22,969        28,916        35,833
Loans: Commercial                                820,647       832,541       811,689       814,865       804,314
       Commercial real estate                  2,269,703     2,190,746     2,160,772     2,046,238     1,986,672
       Residential real estate                   495,917       479,585       473,992       461,417       445,192
       Consumer                                  317,455       317,362       312,801       314,594       316,777
                                             -----------   -----------   -----------   -----------   -----------
  Total loans                                $ 3,903,722   $ 3,820,234   $ 3,759,254   $ 3,637,114   $ 3,552,955
                                             -----------   -----------   -----------   -----------   -----------
  Total earning assets                       $ 5,042,762   $ 4,998,981   $ 4,986,383   $ 4,889,147   $ 4,806,461

Allowance for loan losses                        (41,503)      (41,532)      (42,710)      (42,136)      (42,598)
Other non-earning assets                         403,450       398,946       396,763       420,275       427,874
                                             -----------   -----------   -----------   -----------   -----------
  Total assets                               $ 5,404,709   $ 5,356,395   $ 5,340,436   $ 5,267,286   $ 5,191,737
                                             ===========   ===========   ===========   ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Non interest bearing deposits                $   484,502   $   486,103   $   473,174   $   494,805   $   495,683
Interest bearing deposits                      1,716,174     1,779,003     1,831,169     1,848,342     1,814,734
Time deposits                                  1,246,157     1,237,080     1,200,419     1,189,046     1,140,835
                                             -----------   -----------   -----------   -----------   -----------
  Total bank issued deposits                 $ 3,446,833   $ 3,502,186   $ 3,504,762   $ 3,532,193   $ 3,451,252
                                             -----------   -----------   -----------   -----------   -----------
Wholesale deposits                               790,629       703,222       660,102       613,530       593,889
Short-term borrowings                            327,337       349,648       530,751       484,465       516,470
Long-term borrowings                             372,472       340,833       175,999       172,117       164,094
                                             -----------   -----------   -----------   -----------   -----------
  Total wholesale funding                    $ 1,490,438   $ 1,393,703   $ 1,366,852   $ 1,270,112   $ 1,274,453
                                             -----------   -----------   -----------   -----------   -----------
  Total interest bearing liabilities           4,452,769     4,409,786     4,398,440     4,307,500     4,230,022
                                             -----------   -----------   -----------   -----------   -----------
Other liabilities                                 66,608        62,286        68,629        64,893        67,078
                                             -----------   -----------   -----------   -----------   -----------
  Total liabilities                          $ 5,003,879   $ 4,958,175   $ 4,940,243   $ 4,867,198   $ 4,792,783
                                             -----------   -----------   -----------   -----------   -----------
Stockholders' equity                             420,177       418,307       414,482       411,583       404,159
Other comprehensive income (loss)                (19,347)      (20,087)      (14,289)      (11,495)       (5,205)
                                             -----------   -----------   -----------   -----------   -----------
  Total stockholders' equity                     400,830       398,220       400,193       400,088       398,954
                                             -----------   -----------   -----------   -----------   -----------
  Total liabilities & stockholders' equity   $ 5,404,709   $ 5,356,395   $ 5,340,436   $ 5,267,286   $ 5,191,737
                                             ===========   ===========   ===========   ===========   ===========

($ in 000's)                                    3Q/ 2Q      3Q '06/'05     ENDING
          AVERAGE BALANCE SHEET               INCR(DECR)    INCR(DECR)    BALANCES
------------------------------------------   -----------   -----------   -----------
ASSETS:
Investment securities                                 (3)%          (8)% $ 1,066,973
Short-term investments                                (9)%         (42)%       6,238
Loans held for sale                                    2%          (25)%      19,258
Loans: Commercial                                     (1)%           2%      837,641
       Commercial real estate                          4%           14%    2,311,381
       Residential real estate                         3%           11%      495,660
       Consumer                                        0%            0%      308,042
                                             -----------   -----------   -----------
  Total loans                                          2%           10%  $ 3,952,724
                                             -----------   -----------   -----------
  Total earning assets                                 1%            5%  $ 5,045,193

Allowance for loan losses                             (0)%          (3)%     (40,626)
Other non-earning assets                               1%           (6)%     442,600
                                             -----------   -----------   -----------
  Total assets                                         1%            4%  $ 5,447,167
                                             ===========   ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Non interest bearing deposits                         (0)%          (2)% $   514,845
Interest bearing deposits                             (4)%          (5)%   1,769,100
Time deposits                                          1%            9%    1,228,787
                                             -----------   -----------   -----------
  Total bank issued deposits                          (2)%          (0)% $ 3,512,732
                                             -----------   -----------   -----------
Wholesale deposits                                    12%           33%      783,630
Short-term borrowings                                 (6)%         (37)%     352,003
Long-term borrowings                                   9%          127%      326,904
                                             -----------   -----------   -----------
  Total wholesale funding                              7%           17%  $ 1,462,537
                                             -----------   -----------   -----------
  Total interest bearing liabilities                   1%            5%    4,460,424
                                             -----------   -----------   -----------
Other liabilities                                      7%           (1)%      65,797
                                             -----------   -----------   -----------
  Total liabilities                                    1%            4%  $ 5,041,066
                                             -----------   -----------   -----------
Stockholders' equity                                   0%            4%      417,534
Other comprehensive income (loss)                     (4)%         272%      (11,433)
                                             -----------   -----------   -----------
  Total stockholders' equity                           1%            0%      406,101
                                             -----------   -----------   -----------
  Total liabilities & stockholders' equity             1%            4%  $ 5,447,167
                                             ===========   ===========   ===========

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

                                             3RD QTR.   2ND QTR.   1ST QTR.   4TH QTR.   3RD QTR.      3Q/ 2Q      3Q '06/'05
            CREDIT QUALITY                     2006       2006       2006       2005       2005      INCR(DECR)    INCR(DECR)
------------------------------------------   --------   --------   --------   --------   --------   -----------   -----------
Ending allowance for loan losses             $ 40,626   $ 40,560   $ 40,733   $ 40,756   $ 39,975             0%            2%
Net charge-offs                                 2,797      2,423      2,023      3,949      4,248            15%          (34)%
Net charge-offs to avg loans (annualized)        0.28%      0.25%      0.22%      0.43%      0.47%           12%          (40)%
NON-PERFORMING ASSETS:
  Non-accrual loans                          $ 28,945   $ 24,539   $ 22,470   $ 21,680   $ 23,757            18%           22%
  Loans 90 days past due & still accruing       1,164      4,476      3,198      8,533      2,164           (74)%         (46)%
                                             --------   --------   --------   --------   --------   -----------   -----------
     Total non-performing loans                30,109     29,015     25,668     30,213     25,921             4%           16%
  Foreclosed real estate                        1,540      1,025        341        621      1,879            50%          (18)%
  Other foreclosed assets                         483        681        166        151         54           (29)%         794%
                                             --------   --------   --------   --------   --------   -----------   -----------
     Total non-performing assets             $ 32,132   $ 30,721   $ 26,175   $ 30,985   $ 27,854             5%           15%
                                             ========   ========   ========   ========   ========   ===========   ===========
         YIELD AND RATE ANALYSIS
------------------------------------------
ASSETS:
Investment securities (FTE)                      4.55%      4.52%      4.56%      4.57%      4.54%
Short-term investments                           5.73%      5.31%      4.87%      4.15%      3.43%
Loans held for sale                              5.70%      5.16%      4.93%      3.90%      5.03%
Loans: Commercial                                8.12%      7.87%      7.59%      7.11%      6.73%
       Commercial real estate                    7.75%      7.56%      7.30%      7.09%      6.72%
       Residential real estate                   6.97%      6.78%      6.57%      6.43%      6.22%
       Consumer                                  7.16%      6.95%      6.79%      6.78%      6.52%
                                             --------   --------   --------   --------   --------
  Total loans (FTE)                              7.68%      7.48%      7.23%      6.98%      6.64%
                                             --------   --------   --------   --------   --------
  Total interest earning assets (FTE)            6.98%      6.79%      6.58%      6.36%      6.10%
                                             ========   ========   ========   ========   ========
LIABILITIES:
Interest bearing deposits                        3.05%      2.82%      2.64%      2.41%      2.13%
Time deposits                                    4.31%      3.98%      3.62%      3.35%      3.12%
                                             --------   --------   --------   --------   --------
  Total bank issued deposits                     3.58%      3.30%      3.03%      2.78%      2.51%
                                             --------   --------   --------   --------   --------
Wholesale deposits                               4.98%      4.70%      4.43%      4.16%      3.91%
Short-term borrowings                            4.92%      4.72%      4.46%      4.05%      3.50%
Long-term borrowings                             6.04%      6.03%      6.64%      6.44%      6.27%
                                             --------   --------   --------   --------   --------
  Total wholesale funding                        5.23%      5.03%      4.73%      4.42%      4.02%
                                             --------   --------   --------   --------   --------
  Total interest bearing liabilities             4.13%      3.84%      3.56%      3.26%      2.98%
                                             ========   ========   ========   ========   ========
Net interest spread                              2.85%      2.95%      3.02%      3.10%      3.12%
Net interest margin (FTE)                        3.33%      3.40%      3.44%      3.48%      3.48%
                                             ========   ========   ========   ========   ========
FTE adjustment (000's)                       $  1,054   $  1,070   $  1,092   $  1,181   $  1,166

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